                                                                EXHIBIT 99(a)(8)
                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                        TENDER OF SHARES OF COMMON STOCK
                  (INCLUDING THE ASSOCIATED RIGHTS TO PURCHASE
                 SERIES B JUNIOR PARTICIPATING PREFERRED STOCK)

                                       OF
                          A.P. GREEN INDUSTRIES, INC.

  As set forth in Section 3 of the Offer to Purchase (as defined below), this form or one substantially equivalent may be used to accept the Offer (as defined below) if certificates for shares of Common Stock, par value $1.00 per share (the "Common Stock"), including the associated rights to purchase Series B Junior Participating Preferred Stock (the "Rights" and, collectively with the Common Stock, the "Shares"), of A.P. Green Industries, Inc., a Delaware corporation (the "Company"), are not immediately available, or if the procedure for book-entry transfer cannot be complied with on a timely basis, or all required documents cannot be delivered to the Depositary prior to the Expiration Date (as defined in Section 1 of the Offer to Purchase). This form may be delivered by hand to the Depositary or transmitted by telegram, facsimile transmission or mail to the Depositary and must include a guarantee by an Eligible Institution (as defined in Section 3 of the Offer to Purchase). See Section 3 of the Offer to Purchase.

                                The Depositary:

                         HARRIS TRUST AND SAVINGS BANK

  Facsimile Transmission  By Hand/Overnight Delivery:      By Registered or
         Number:         Harris Trust and Savings Bank     Certified Mail:
      (For Eligible        c/o Harris Trust Company     Harris Trust and Savings
    Institutions Only)            of New York                     Bank
      (212) 701-7636            88 Pine Street        c/o Harris Trust Company
    Confirm Receipt of             19th Floor                  of New York
 Facsimile by Telephone:       New York, NY 10005             P.O. Box 1010
      (212) 701-7624                                      Wall Street Station
                                                        New York, NY 10268-1010

                                --------------


  DELIVERY OF THIS INSTRUMENT TO AN ADDRESS, OR TRANSMISSION OF INSTRUCTIONS VIA A FACSIMILE NUMBER, OTHER THAN AS SET FORTH ABOVE, DOES NOT CONSTITUTE A VALID DELIVERY.

  This form is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.
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Ladies and Gentlemen:

  The undersigned hereby tenders to BGN Acquisition Corp., a Delaware corporation (the "Merger Sub") and a wholly owned subsidiary of Global Industrial Technologies, Inc., a Delaware corporation, on the terms and subject to the conditions set forth in the Offer to Purchase, dated March 6, 1998 (the "Offer to Purchase"), and the related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer"), receipt of which is hereby acknowledged, the number of Shares set forth below, all pursuant to the guaranteed delivery procedures set forth in Section 3 of the Offer to Purchase.

Number of Shares: ____________________   Name(s) of Record Holder(s) __________


Certificate Nos.                         --------------------------------------

(if available): ______________________
                                         --------------------------------------

(CHECK ONE BOX IF SHARES WILL BE                      PLEASE PRINT
TENDERED BY BOOK-ENTRY TRANSFER)

                                         Address(es): _________________________


[_] The Depository Trust Company
[_] Philadelphia Depository Trust        --------------------------------------
Company

                                                                       ZIP CODE

Account Number: ______________________

Dated: _______________________________   Daytime Area Code

                                         and Tel. No.: ________________________

                                         Signature(s): ________________________

                                       2
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                                   GUARANTEE

                   (NOT TO BE USED FOR SIGNATURE GUARANTEE)

  The undersigned, a participant in the Security Transfer Agents Medallion Program, the New York Stock Exchange Medallion Signature Guarantee Program or the Stock Exchange Medallion Program, hereby guarantees to deliver to the Depositary either the certificates representing the Shares tendered hereby, in proper form for transfer, or a Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to such Shares, in any such case together with a properly completed and duly executed Letter of Transmittal, with any required signature guarantees, or an Agent's Message (as defined in the Offer to Purchase), and any other required documents, within THREE trading days after the date hereof.

  The Eligible Institution that completes this form must communicate this guarantee to the Depositary and must deliver the Letter of Transmittal and certificates for Shares to the Depositary within the time period shown herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

          ---------------------------  --------------------------------------
                                                AUTHORIZED SIGNATURE


Address:
    -------------------------------    Name:
                              ZIP CODE      ---------------------------------
                                                    PLEASE PRINT

-------------------------------------- Title:
                                           ----------------------------------


Area Code and Tel. No.:
                ---------------------  Dated:

                                            ---------------------------------

  NOTE: DO NOT SEND CERTIFICATES FOR SHARES WITH THIS NOTICE. CERTIFICATES FOR SHARES SHOULD BE SENT WITH YOUR LETTER OF TRANSMITTAL.